Exhibit 99.1

SimpleTech Acts to Reduce Future Non-Cash Expense

Prior to Adoption of FASB Statement No. 123(R)

- Company Accelerates Vesting of All Unvested Stock Options and

Terminates Employee Stock Purchase Plan-

SANTA ANA, Calif., Dec. 22, 2005 (PRIMEZONE) – SimpleTech, Inc. (Nasdaq: STEC), a designer, manufacturer and marketer of custom and open-standard memory and storage solutions based on Flash memory, DRAM and hard disk drive technologies, today announced that its Board of Directors approved the accelerated vesting of all currently outstanding unvested stock options previously awarded to employees, consultants, officers and directors as of December 19, 2005. The purpose of the accelerated vesting of unvested stock options is to enable the company to reduce compensation expense associated with these options in future periods upon the company’s adoption of FASB Statement No. 123(R) (“Share-Based Payment”) on January 1, 2006. SimpleTech took the action based on the belief that it is in the best interests of its shareholders to reduce compensation expense related to the stock options in future periods.

Unvested stock options to purchase approximately 5.6 million shares of SimpleTech’s common stock are now immediately exercisable as a result of the accelerated vesting, representing approximately 56% of the company’s total outstanding stock options. These unvested stock options consist of both “in-the-money” as well as “out-of-the-money” options. Based upon the closing price of SimpleTech common stock of $3.79 per share on December 19, 2005, approximately 47% percent of the total accelerated stock options are “in-the-money” with a weighted average exercise price of approximately $3.20 per share. Of the accelerated stock options, options to purchase approximately 1.6 million shares of common stock are held by executive officers and non-employee directors (of which options to purchase approximately 895,000 shares of common stock are “in-the-money”).

As a result of the accelerated vesting, SimpleTech expects that it will not have to recognize compensation expense of approximately $9.4 million in future periods beginning January 1, 2006, including approximately $3.8 million of compensation expense in 2006. Based on the closing price of SimpleTech common stock on December 19, 2005, our historical employee turnover rates and estimate of future employee separation, the company estimates that it will incur a non-cash charge of approximately $374,000 as a result of the accelerated vesting in the fourth quarter of 2005.

SimpleTech’s Board of Directors also approved the termination of its Employee Stock Purchase Plan to further reduce future equity-based compensation expense following the adoption of FASB Statement No. 123(R).

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc., designs, manufactures and markets custom and open-standard memory solutions based on Flash and DRAM memory technologies. Headquartered in Santa Ana, California, the company offers a comprehensive line of over 2,500 products and specializes in developing high-density memory modules, memory cards and storage drives. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the amount of compensation expense SimpleTech expects not to be required to recognize in future periods and the amount of the non-cash charge in the fourth quarter of 2005 as a result of the accelerated vesting of stock options. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: the cost of raw materials may fluctuate widely in the future, delays in the qualification process of our products with customers, slower than expected expansion of our international business, the impact of the implementation in 2006 of new accounting rules related to the expensing of stock options, we may not realize the anticipated benefits of our recent acquisition of Memtech SSD, Corp., excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit, DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation, effects of seasonality, interruptions or delays at the semiconductor manufacturing facilities that supply products to us, higher than expected operating expenses, new and changing technologies limiting the applications of our products, our inability to become more competitive in new and existing markets, our backlog may not result in future revenue, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins, higher than anticipated product returns, inventory write-downs, price protection and rebate charges, and new customer and supplier relationships may not be implemented successfully. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

The SimpleTech company logo can be found at:

http://www.primezone.com/newsroom/prs/?pkgid=1079.